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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 2000, on the financial statements of Bellville Tube Corporation as of December 31, 1999 included in Lone Star Technologies, Inc.'s Form 8-K, as amended, dated June 14, 2000 and to all references to our firm included in this registration statement.


                                       /s/ Harper & Pearson Company


Houston, Texas
August 2, 2000